Exhibit (7)

PLAN OF REORGANIZATION AND MERGER

This Plan of Reorganization and Merger (this “Agreement”), is made and entered into as of March___, 2016, by and among BeautyKind, LLC, a Texas limited liability company (hereinafter referred to as the “BKTX”), BeautyKind Holdings, Inc. (a Delaware corporation) (hereinafter “HOLDINGS”), and BeautyKind Gives, LLC, a Delaware limited liability company, (hereinafter referred to as “BKDE”) pursuant to the Delaware General Corporation Law (the “DGCL”) and the Texas Business Organizations Code (the “TBOC”), respectively.

RECITALS

1.	BKTX is a Texas limited liability company engaged in the business of e-commerce and retail sale of beauty products.

2.	HOLDINGS is a Delaware corporation and the 100% parent corporation of BKDE.

3.	BKDE is a Delaware limited liability company and wholly owned subsidiary of HOLDINGS.

4.	HOLDINGS, BKTX and BKDE intend to effect a merger of BKTX with and into BKDE in accordance with this Agreement, the DGCL and the TBOC (the “Merger”).

5.	Upon consummation of the merger, BKTX will have merged with and into BKDE, and BKTX will cease to exist.

6.	Contemporaneously with the effectiveness of this Agreement, the members of BKTX shall exchange their units in BKTX for shares of HOLDINGS as further set forth herein.

7.	It is intended that the Merger qualifies as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1           The Merger.  Subject to the terms and conditions of this Agreement, on the Effective Date (as defined below), BKTX will be merged with and into BKDE, and the separate existence of BKTX shall thereupon cease. BKDE shall be the surviving entity (sometimes referred to herein as “Surviving Entity”) in the Merger, and shall continue its existence under the name of BKDE in accordance with the laws of the State of Delaware.

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Section 1.2           Effective time of the Merger. The parties hereto shall cause the Certificate of Merger that meet the requirements of the applicable provisions of the TBOC and the Certificate of Merger that meets the requirements of the applicable provisions of the DGCL, (“Certificate(s) of Merger”) to be properly executed and filed with the Secretary of State of Texas and Secretary of State of Delaware on the Closing Date. The Merger shall be effective upon the later of either (a) the time of acceptance of the filing of the Certificate of Merger with the Secretary of State of Texas; or (B) the time of acceptance of the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the respective state law requirements; or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the “Effective Date”).

Section 1.3           The Surviving Entity.

a)	Certificate of Formation. The Certificate of Formation of BKDE on file within the State of Delaware shall be evidence of formation of BKDE.

b)	Operating Agreement. The Operating Agreement of BKDE in effect on the Effective Date shall be the operating agreement the Surviving Entity.

c)	Managers. The managers and officers of BKDE shall be as set forth on Exhibit “A” from the effective date until their respective successors are duly elected or appointed and qualify in the manner provided in the Operating Agreement, or as otherwise provided by law.

d)	Certificate of Formation. The Certificate of Formation of HOLDINGS on file within the State of Delaware shall be the articles of incorporation and evidence of formation of HOLDINGS.

e)	Bylaws. The Bylaws of HOLDINGS, as in effect immediately prior to the Effective Date, shall be the Bylaws of HOLDINGS.

f)	Directors and Officers. The directors and officers of HOLDINGS shall be as set forth on Exhibit “A” from the Effective Date until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of HOLDINGS, or as otherwise provided by law.

Section 1.4           Unit Share Exchange. At the Effective Date, by virtue of the Merger and without any action on the part of BKTX and/or any unit holder of BKTX, subject to the limitations contained herein, all of the Common units, Series A Preferred units and Series A-2 Preferred units of BKTX (the “BKTX Units”) which are issued and outstanding immediately prior to the Effective Date shall be automatically converted into the right to receive shares of fully paid and non-assessable Common, Series A Preferred and Series A-2 shares (respectively) of stock of HOLDINGS (the “Shares”) on a three and one-half (3.5) units for one (1) share basis; and, the holders of warrants or options for the purchase of BKTX Units (respective of the class of warrant/option held) shall receive warrants or options for the purchase of BKDE stock, on substantially the same terms, and having the same rights and/or obligations as set forth in the BKTX warrants and/or options.

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As of March 15, 2016 BKTX had 19,853,188 units of Common, Series A Preferred and Series A-2 Preferred units outstanding consisting of: (i) 7,063,267 common units and/or options (ii) warrants for the purchase of up 8,986,752 common units (iv) 2,822,231 Series A Preferred units outstanding, and (v) 3,750,000 Series A-2 Preferred units.

On the Effective Date, assuming no change in the number of BKTX Units, warrants and options issued and outstanding, the unit holders, warrant holders and option holders of BKTX will have the right to receive Shares on a three and one half for one (3.5/1) basis, such that for every three and one-half units held in BKTX, they will be issued one share of HOLDINGS (in the same type and class previously held in BKTX) as set forth in Exhibit “B” Detailed Capitalization Table of HOLDINGS, upon completion of the merger and unit/share exchange attached hereto and incorporated by reference for all purposes.

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Section 1.5           Exchange and issuance of Certificates.

a)	As soon as reasonably practicable after the Effective Date, HOLDINGS (or its duly appointed transfer agent) shall issue to each holder of BKTX Units a certificate or certificates representing the Shares (the “Certificates”), and/or warrants or options for the issuance of Certificates, in accordance with Section 1.4 hereof; and risk of loss and title to such certificates and/or warrants shall pass, upon delivery of the Certificates, and shall otherwise be in such form and contain such other provisions as HOLDINGS may reasonably specify, in exchange for the merger of BKTX with and into BKDE, and BKTX shall immediately cancel the BKTX Units exchanged therefor.

(a)          Such Certificates will bear the following or similar legend:

i.	[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES; PROVIDED THAT IN CONNECTION WITH ANY FORECLOSURE OR TRANSFER OF THE SECURITIES, THE TRANSFEROR SHALL COMPLY WITH THE PROVISIONS HEREIN, IN THE SUBSCRIPTION AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT, AND UPON FORECLOSURE OR TRANSFER OF THE SECURITIES, SUCH FORECLOSING PERSON OR TRANSFEREE SHALL COMPLY WITH ALL PROVISIONS CONTAINED HEREIN, IN THE SUBSCRIPTION AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT.]

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b)	In the event that any Certificates are to be issued in a name other than that in which the certificates representing units of BKTX Units surrendered in exchange therefor are registered, it shall be a condition of such exchange that the certificate or certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the Person requesting such exchange shall pay to HOLDINGS any transfer or other taxes required by reason of the issuance of Certificates for such Shares in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the HOLDINGS that such tax has been paid or is not applicable.

Section 1.6           Dissenting Shares. Each unit of BKTX issued and outstanding immediately prior to the Effective Date not voted in favor of the Merger, the holder of which has given written notice of the exercise of dissenter’s rights and has perfected such rights as required by the TBOC’s, is herein called a “Dissenting Unit.” Dissenting Units shall not be converted into or represent the right to receive shares, warrants or options of HOLDINGS pursuant to Section 1.4 and shall be entitled only to such rights as are available to such holder pursuant to the TBOC, unless the holder thereof shall have withdrawn or forfeited his dissenter’s rights. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Units held by him in accordance with the applicable provisions of the TBOC.  HOLDINGS will pay to any holder of Dissenting Shares such amount as such holder shall be entitled to receive in accordance with the applicable provisions of the TBOC. If any holder of Dissenting Units shall effectively withdraw or forfeit his dissenter’s rights under the TBOC, such Dissenting Units shall be converted into the right to receive HOLDINGS Stock in accordance with Section 1.4.

Section 1.7           Tax-Free Reorganization. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a “Plan of Merger and Reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations promulgated thereunder.

Section 1.8           Further Documents. Each party hereto will, either prior to or after the Effective Date, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the other parties to consummate the Merger, to vest to BKDE full title to all assets, properties, privileges, rights, approvals, immunities and franchises of BKTX, or to effect the other purposes of this Agreement.

Section 1.9           Adjustment of Exchange Ratio. The Exchange Ratio shall be adjusted in the event of any consolidation, reorganization, recapitalization, stock split, stock dividend or other like event that occurs between the date of this Agreement and the Closing Date, with respect to the HOLDINGS share, warrants and options.

Section 1.10         Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (i) at the offices of the Holdings at 9:00 A.M. local time on the Effective Date or (ii) at such other time and place as BKTX, BKDE and the HOLDINGS shall agree in writing (the “Closing Date”).

Section 1.11         Closing of BKTX’s Transfer Books.  At the Effective Date, the unit transfer books of the BKTX shall be closed and no transfer of units of BKTX Common units or BKTX warrants for the purchase of Common units shall be made thereafter.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF HOLDINGS

Except as otherwise provided, HOLDINGS represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date: (:

Section 2.1           Organization and Good Standing; Qualification.  HOLDINGS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

Section 2.2           Capitalization. The corporation is authorized to issue two classes of Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). The total number of shares of capital stock that the corporation shall have authority to issue is two hundred million (200,000,000) shares. The total number of shares of Preferred Stock the corporation shall have authority to issue is fifty million (50,000,000) shares. The total number of shares of Common Stock the Corporation shall have authority to issue is one hundred fifty million (150,000,000) shares. Shares of Common Stock are sometimes referred to herein as Common Shares. The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share. The Preferred Stock shall be divided into series. The first series shall consist of twenty five million (25,000,000) shares and is designated “Series A Preferred Stock.” The second series shall consist of twenty five million (25,000,000) shares and is designated “Series A-2 Preferred Stock.” Shares of Series A Preferred Stock and shares of Series A-2 Preferred Stock are sometimes referred to herein as “Preferred Shares.”

Section 2.3           Authorization and Validity. The execution, delivery and performance by HOLDINGS of this Agreement and the other Agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been or will be approved and duly authorized by all directors and the holders of a majority of the issued and outstanding stock of HOLDINGS pursuant to the laws of the State of Delaware. This Agreement and the Related Agreements have been, or will be as of the Closing Date, duly executed and delivered by HOLDINGS and constitute, or will constitute legal, valid and binding obligations of HOLDINGS, enforceable against HOLDINGS in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies, subject to approval by the shareholders of HOLDINGS. The merger of BKTX with and into BKDE as set forth herein will not impair the ability or authority of HOLDINGS to carry on its business as now conducted in any respect.

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Section 2.4           No Violation. Neither the execution, delivery or performance of this Agreement or the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of HOLDINGS or any agreement, indenture or other instrument under which HOLDINGS is bound or to which HOLDINGS shares are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon HOLDINGS stock, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over HOLDINGS stock.

Section 2.5           Consents and Approvals. No consent, waiver, authorization or approval of any governmental entity, and no declaration or notice to or filing or registration with any governmental entity, is required in connection with the execution and delivery of this Agreement by HOLDINGS or the performance by the HOLDINGS of their obligations hereunder or thereunder, except for  such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not have, a materially adverse effect on HOLDINGS or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 2.6           Tax-Free Reorganization. Neither BKTX, BKDE nor HOLDINGS shall take any action prior to or after the Effective Date that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BKTX

BKTX, represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date (it being acknowledged and agreed that indemnification for any breaches of the representations and warranties set forth in this Article III shall be as provided in Article V below):

Section 3.1           Organization and Good Standing; Qualification. BKTX is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. BKTX is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

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Section 3.2           Capitalization. The authorized capital units of BKTX consists of as stated in Section 1.4 herein.

Section 3.3           Corporate Records. The copies of BKTX’s Certificate of Formation, as in effect, and Operating Agreement, and all amendments thereto, that have been delivered to HOLDINGS and BKDE are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of BKTX, copies of which have been delivered to HOLDINGS, and BKDE contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Managers (and any committees thereof) and the members of BKTX since the formation of BKTX.

Section 3.4           Authorization and Validity. The execution, delivery and performance by BKTX of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been or will be approved and duly authorized by all managers and the holders of a majority of the issued and outstanding units of BKTX pursuant to the laws of the State of Texas. This Agreement and the Related Agreements have been or will be as of the Closing Date duly executed and delivered by BKTX and constitute or will constitute legal, valid and binding obligations of BKTX, enforceable against BKTX in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies, subject to approval by the members of BKTX. The merger of BKTX with and into HOLDINGS as set forth herein will not impair the ability or authority of BKTX to carry on its business as now conducted in any respect.

Section 3.5           No Violation. Neither the execution, delivery or performance of this Agreement or the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Formation or Operating Agreement of BKTX or any agreement, indenture or other instrument under which BKTX is bound or to which BKTX Units or any of the assets of BKTX are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon BKTX Units or any of the assets of BKTX, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over BKTX Units or the assets of BKTX.

Section 3.6           Consents. No consent, waiver, authorization or approval of any governmental entity, and no declaration or notice to or filing or registration with any governmental entity, is required in connection with the execution and delivery of this Agreement by BKTX or the performance by BKTX of their obligations hereunder or thereunder, except for  such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not have, a materially adverse effect on BKTX or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 3.7           Compliance with Laws. BKTX has complied with all laws, regulations and licensing requirements and have filed with the proper authorities all necessary statements and reports. There are no existing violations by BKTX of any federal, state or local law or regulation that could affect the property or business of BKTX. BKTX possess all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

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Section 3.8           Finder’s Fee. BKTX has not incurred any obligation for any finder’s, brokers or agent’s fee in connection with the transactions contemplated hereby.

Section 3.9           BKTX hereby agrees that between the date hereof and the closing:

(a)	Consummation of Agreement. BKTX shall use their best efforts to cause the consummation of the transactions contemplated hereby, in accordance with their terms and conditions.

(b)	Meeting of or Written Consent of Unit Holders of BKTX. Following the execution of this Agreement, BKTX shall promptly take all action necessary in accordance with the TBOC and the BKTX organizational documents, for the purpose of approving this Agreement and the transactions contemplated hereby, to convene a meeting of the BKTX unit holders or to obtain the consent of the majority-in-interest of the BKTX unit holders by written action in lieu of a meeting.

(c)	Business Operations. BKTX shall operate their business in the ordinary course consistent with past practice. BKTX shall use their reasonable best efforts to preserve the business of BKTX intact, to retain the present customers, suppliers, creditors, officers and employees. BKTX shall not take any action that could adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of BKTX.

(d)	Material Change. BKTX shall promptly inform HOLDINGS in writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of BKTX or any subsidiary. Notwithstanding the disclosure to HOLDINGS of any such material adverse change, BKTX and HOLDINGS shall not be relieved of any liability for, nor shall the providing of such information by BKTX to HOLDINGS be deemed a waiver by HOLDINGS of, the breach of any representation or warranty of BKTX and HOLDINGS contained in this Agreement.

(e)	Tax-Free Reorganization. Neither BKTX, BKDE nor HOLDINGS shall take any action prior to or after the Effective Date that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BKDE

BKDE, represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date (it being acknowledged and agreed that indemnification for any breaches of the representations and warranties set forth in this Article IV shall be as provided in Article V below):

Section 4.1           Organization and Good Standing; Qualification. BKDE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. BKDE is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

Section 4.2           Capitalization. The authorized capital stock of BKDE consists of 1,000,000 common units of BKDE issued to HOLDINGS.

Section 4.3           Corporate Records. The copies of BKDE’s Certificate of Formation, as in effect, and Operating Agreement, and all amendments thereto, that have been delivered to HOLDINGS and BKTX are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of BKDE, copies of which have been delivered to HOLDINGS, and BKTX contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Managers (and any committees thereof) and the members of BKDE since the formation of BKDE.

Section 4.4           Authorization and Validity. The execution, delivery and performance by BKDE of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been or will be approved and duly authorized by all managers and the holders of a majority of the issued and outstanding units of BKDE pursuant to the laws of the State of Delaware. This Agreement and the Related Agreements have been or will be as of the Closing Date duly executed and delivered by BKDE and constitute or will constitute legal, valid and binding obligations of BKDE, enforceable against BKDE in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies, subject to approval by the members of BKDE. The merger of BKTX with and into HOLDINGS as set forth herein will not impair the ability or authority of BKDE to carry on its business as now conducted in any respect.

Section 4.5           No Violation. Neither the execution, delivery or performance of this Agreement or the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Formation or Operating Agreement of BKDE or any agreement, indenture or other instrument under which BKDE is bound or to which BKDE units or any of the assets of BKDE are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon BKDE units or any of the assets of BKDE, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over BKDE units or the assets of BKDE.

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Section 4.6           Consents. No consent, waiver, authorization or approval of any governmental entity, and no declaration or notice to or filing or registration with any governmental entity, is required in connection with the execution and delivery of this Agreement by BKDE or the performance by BKDE of their obligations hereunder or thereunder, except for  such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not have, a materially adverse effect on BKDE or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 4.7           Compliance with Laws. BKDE has complied with all laws, regulations and licensing requirements and have filed with the proper authorities all necessary statements and reports. There are no existing violations by BKDE of any federal, state or local law or regulation that could affect the property or business of BKDE. BKDE possess all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

Section 4.8           Tax-Free Reorganization. Neither BKTX, BKDE nor HOLDINGS shall take any action prior to or after the Effective Date that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code.

ARTICLE V

MISCELLANEOUS

Section 5.1           Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

Section 5.2           Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto.

Section 5.3           Non-Survival of Representations and Warranties.  The respective representations and warranties of the Parties shall be deemed only to be conditions of the Merger and shall not survive the Effective Date.

Section 5.4           Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

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Section 5.5           Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys’ fees and expenses), except that each party hereto that is shown to have breached this Agreement or any other agreement contemplated hereby agrees to pay the costs and expenses (including reasonable attorneys’ fees and expenses) incurred by any other party in successfully (a) enforcing any of the terms of this Agreement against such breaching party or (b) proving that another party breached any of the terms of this Agreement.

Section 5.6           Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

Section 5.7           Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 5.8           Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 5.9           Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

Section 5.10         Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terns or provisions hereof.

Section 5.11          Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

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Section 5.12         Reference to Agreement. Use of the words “herein”, “hereof”, “hereto” and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

Section 5.13         Confidentiality; Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that is required by federal securities laws or any other inter-dealer quotation system or stock exchange, (b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (c) by HOLDINGS and BKDE in connection with conducting an examination of the operations and assets of the BKTX.

Section 5.14         Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile transmission. Such notice shall be deemed received on the date on which it is hand-delivered or received by facsimile transmission or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

If to HOLDINGS:	John Hilburn Davis, IV, President
6101 W. Centinelo Ave., Suite 394
Culver City, California 90230

If to BKDE:	John Hilburn Davis, IV, Manager
6101 W. Centinelo Ave., Suite 394
Culver City, California 90230

If to BKTX	John Hilburn Davis, IV, Manager
6101 W. Centinelo Ave., Suite 394
Culver City, California 90230

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

Section 5.15         Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by electronic transmission is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

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EXECUTED as of the date first above written.

BEAUTYKIND HOLDINGS, INC.:

By:
John Hilburn Davis, IV - President

BeautyKind Gives, LLC (DE):

By
Neil S. Waterman, III Manager

BeautyKind, LLC (TX):

By
E. Pierce Marshall, Jr. Manager

PLAN OF REORGANIZATION AND MERGER
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Exhibit “A”

BeautyKind Holdings, Inc. Directors:

John Hilburn Davis, IV- President and Director

Neil S. Waterman, III - Secretary, Treasurer, CFO and Director

E. Pierce Marshall, Jr. - Director

BeautyKind, LLC Managers:

John Hilburn Davis, IV - Manager

Neil S. Waterman, III - Manager

E. Pierce Marshall, Jr. - Manager

BeautyKind Gives, LLC Manager:

John Hilburn Davis, IV - Manager

Neil S. Waterman, III - Manager

E. Pierce Marshall, Jr. – Manage

Exhibit “B”

DETAILED CAPITALIZATION TABLE OF BEAUTYKIND HOLDINGS, INC.

(see attached)